UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 10, 2014
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expansion of the Board

By unanimous action of the Board of Directors (the "Board") of Steven Madden, Ltd. (the "Company"), on April 10, 2014, the Board, upon the recommendation of the Nominating/Corporate Governance Committee, determined to expand the size of the Board from seven members to eight members, such expansion to be effective as of April 28, 2014, the day prior to the Board's next regularly scheduled meeting.

Appointment of New Director

On April 10, 2014, by unanimous action of the Board, also upon the recommendation of the Nominating/Corporate Governance Committee, the Board appointed Robert Smith to fill the newly-created directorship resulting from the increase in the authorized number of directors constituting the Board from seven members to eight members, such appointment to be effective as of April 28, 2014, the day prior to the Board's next regularly scheduled meeting. Upon the recommendation of the Nominating/Corporate Governance Committee, the Board determined that Mr. Smith is independent under the rules of The NASDAQ Stock Market. No committee appointments for Mr. Smith have yet been made.

Since 2013, Mr. Smith has been Chief Merchandising Officer for Haddad Brands, a global children's apparel and accessories licensing partner for iconic American brands such as Levi's, Hurley, Nike, Jordan and Converse. Prior to 2013, from 2010 through 2012, Mr. Smith held the position of Executive Vice President, Merchandising for Limited Brands, Victoria's Secret Direct, the largest direct-to-consumer women's apparel retailer in the United States. From 1998 through 2010, Mr. Smith held various senior merchandising positions at Macy's Inc. beginning with Vice President, Merchandise Manager, Macy's West and culminating with Executive Vice President, Merchandising for Juniors, Kids, Intimate Apparel, Dresses, Suits, Coats and Swimwear. Prior to 1998, Mr. Smith was a Merchandiser for XOXO Apparel Company and, from 1990 through 1996, Mr. Smith held various positions with Burdine's Department Stores. Mr. Smith holds a BA in Marketing from Michigan State University.

The expansion of the Board and the appointment of Mr. Smith were effected as part of the Company's corporate governance planning.

There is no arrangement or understanding between Mr. Smith and any other person pursuant to which he was selected as a director nor are there any disclosable arrangements under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2014

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer